EXHIBIT 23

Report of Independent Registered Public Accounting Firm

The Board of Directors
Harris Teeter Supermarkets, Inc.:

We consent to the incorporation by reference in the registration statements No. 33-26302, No. 33-56567, No. 333-19085, No. 333-22659, No. 333-53671, No. 333-62768, No. 333-98265, No. 333-105665, No. 333-131927, No. 333-143746 and No. 333-172395 on Form S-8 of Harris Teeter Supermarkets, Inc. and subsidiaries of our reports dated November 21, 2012 with respect to the consolidated balance sheets of Harris Teeter Supermarkets, Inc. and subsidiaries as of October 2, 2012 and October 2, 2011, and related consolidated statements of operations, shareholders’ equity and comprehensive income, and cash flows for each of the years in the three-year period ended October 2, 2012, and the related financial statement schedule “Valuation and Qualifying Accounts and Reserves,” management’s assessment of the effectiveness of internal control over financial reporting as of October 2, 2012 and the effectiveness of internal control over financial reporting as of October 2, 2012, which reports appear in the October 2, 2012, annual report on Form 10-K of Harris Teeter Supermarkets, Inc.

/s/  KPMG LLP
Charlotte, North Carolina
November 21, 2012